SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Commission file number 0-29204

       Date of Report (Date of earliest event reported) December 28, 2002



                          HOMECOM COMMUNICATIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               58-2153309
          --------                                               ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


        3495 Piedmont Road Building 12, Suite 110, Atlanta, Georgia 30305
        -----------------------------------------------------------------
                    (Address of principal executive offices)

       (Registrant's telephone number, including area code) (404) 237-4646



                                 Not Applicable
                                 --------------
              (Former name, former address and formal fiscal year,
                          if changed since last report)

Item 1. Change in Control of Registrant.

     On December 28, 2001, Brittany Capital Management Limited ("Brittany"), an entity organized under the laws of the Bahamas, purchased a total of 5,640,000 shares of our common stock from MacNab LLC ("MacNab") in a series of private transactions with MacNab. Brittany paid an aggregate amount of approximately $20,000 to MacNab for these shares. The shares that MacNab sold to Brittany had been issued to MacNab in a series of conversions by MacNab of 1.62855 shares of our Series C convertible preferred stock into shares of our common stock. As a result of these transactions, Brittany is now the beneficial owner of 37.6% of the outstanding shares of our common stock. MacNab now holds 90.478 shares of our Series C convertible preferred stock.


Item 5. Other Events.

     Also in December 2001, the remaining members of our Board of Directors appointed David Danovitch, Larry Shatsoff and Michael Sheppard to fill vacancies on our Board of Directors.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HOMECOM COMMUNICATIONS, INC.



Date:  January 14, 2002                 By: /s/ Timothy R. Robinson
                                        ---------------------------
                                        Timothy R. Robinson
                                        Executive Vice President and
                                        Chief Financial Officer